United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 12, 2006

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

Performance Awards and Long-Term Awards under the Long-Term Incentive Plan

On May 12, 2006, the Compensation Committee of the Board of Directors of UTi Worldwide Inc. (the Committee) approved performance enhancement awards (Performance Awards) pursuant to the UTi Worldwide Inc. Amended and Restated 2004 Long-Term Incentive Plan (LTIP) to certain of the company's executive officers. Each of the following executive officers of the company received the following Performance Awards:

Name of Executive	Position	Performance Awards (Target # of shares)
John Hextall	Executive Vice President - Global Leader of Client Solutions and Delivery	8726
Gene Ochi	Executive Vice President - Global Leader of Client Solutions and Development	5621
Lawrence Samuels	Senior Vice President - Finance; Chief Financial; and Secretary	5621
Linda Bennett	Senior Vice President and Chief Information Officer	2663
Michael O’Toole	Vice President- Global Freight Forwarding	2380

The recipients of the Performance Awards are entitled to have shares issued to him or her upon the satisfaction of performance criteria based upon the company's earnings per share and cash flow performance. The Performance Awards are subject to vesting over a three-year period, with the shares vesting at the end of the performance period. The actual number of shares issuable under the Performance Awards will be based on the company’s performance relative to the established performance targets and could range between 0 and 120 percent of the target number of shares listed above.

In addition, on May 12, 2006 the Committee approved long-term awards (Long-Term Awards) under the LTIP to the executive officers named above. The Long-Term Award agreements for the executive officers will be substantially similar to the forms of Long-Term Award Agreements attached as exhibits to the company’s Annual Report on Form 10-K filed on April 17, 2006 (Annual Report), which forms of agreements are incorporated herein by reference. A copy of the LTIP is on file with the Securities and Exchange Commission as Exhibit 10.26 to the Annual Report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	May 18, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Chief Financial Officer